UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 12, 2008


                             SAWADEE VENTURES, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-140445
                            (Commission File Number)

                                   20-5619324
                        (IRS Employer Identification No.)

        9003 Reseda Boulevard, Suite 205A, Northridge, California 91324
              (Address of principal executive offices and Zip Code)

                                  818-882-7177
               Registrant's telephone number, including area code


        #208-828 Harbourside Drive, North Vancouver, B.C. Canada V7P 3R9
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 12, 2008 Douglas Ford resigned as our President, Chief Executive Officer, Treasurer, and Chief Financial Officer. As a result on September 12, 2008 we appointed Rachna Khanna as President, Chief Executive Officer, Treasurer, and Chief Financial Officer of our company. Additionally, Ms. Khanna was appointed a director of the company.

Our board of directors is now comprised of Douglas Ford and Rachna Khanna.

Ms. Khanna is a licensed realtor in the state of California, and is a versatile and innovative individual with 15 years experience in Sales, Promotional Planning, Event Marketing, and Channel Marketing. Ms. Khanna holds a Bachelor of Arts in Communication Studies from California State University.

FAMILY RELATIONSHIPS

There are no family relationships with Ms. Khanna or any of our other directors and officers.

CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the company's total assets at year end for the last two completed fiscal years and in which, to our knowledge, Ms. Khanna has had or will have a direct or indirect material interest.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAWADEE VENTURES, INC.


/s/ Rachna Khanna
--------------------------------
Rachna Khanna
President,
Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer

September 15, 2008